CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our Firm under the caption “Legal Counsel” in the Prospectuses and/or Statements of Additional Information of Motley Fool 100 Index ETF, Motley Fool Global Opportunities ETF, Motley Fool Mid-Cap Growth ETF, Motley Fool Small-Cap Growth ETF, Motley Fool Next Index ETF, Motley Fool Capital Efficiency ETF, Optima Strategic Credit Fund, US Treasury 30 Year Bond ETF, US Treasury 20 Year Bond ETF, US Treasury 10 Year Note ETF, US Treasury 7 Year Note ETF, US Treasury 5 Year Note ETF, US Treasury 3 Year Note ETF, US Treasury 2 Year Note ETF, US Treasury 12 Month Bill ETF, US Treasury 6 Month Bill ETF and US Treasury 3 Month Bill ETF and under the caption “Counsel” in all the other Statements of Additional Information that are included in Post-Effective Amendment Nos. 300/305 to the Registration Statement (No. 33-20827; 811-5518) on Form N-1A of The RBB Fund, Inc., under the Securities Act of 1933 and the Investment Company Act of 1940, respectively. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP

Philadelphia, Pennsylvania

December 27, 2022